University General Health System to Present at 14th Annual B. Riley & Co. Investor Conference on May 20, 2013

HOUSTON, TX -- (Marketwire - May 13, 2013) - University General Health System, Inc. (OTCQB: UGHS), a diversified, integrated multi-specialty health care delivery system, today announced that it will be presenting at the 4th Annual B. Riley & Co. Investor Conference on May 20, 2013.

The conference is being held at the Lowes Santa Monica Beach Hotel, which is located at 1700 Ocean Avenue in Santa Monica, California.

The presentation by Don Sapaugh, President, and Mike Griffin, Chief Financial Officer, is scheduled for 3:30 p.m. PDT (6:30 p.m. EDT) on Monday, May 20, 2013 in the Arcadia EF Room.

About the B. Riley & Co. Investor Conference

The prestigious three-day, invitation-only annual B. Riley & Co. Investor Conference brings together a targeted audience of leading institutional investors, financial services professionals and other qualified investors. The conference will feature presentations by over 200 companies in a broad range of sectors, including technology, consumer, retail, energy and financials. One-on-one meetings with company managements will be available for all client investors.

About University General Health System, Inc.

University General Health System, Inc. is a diversified, integrated multi-specialty health care provider that delivers concierge physician and patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today's health care delivery environment. The Company currently operates two hospitals located in Houston and Dallas, Texas. Ancillary hospital outpatient departments (HOPDs) include two ambulatory surgical centers, a number of diagnostic imaging and physical therapy clinics, two sleep clinics, and a hyperbaric wound care center. Also, University General owns three senior living facilities, manages six senior living facilities, and owns a Support Services company that provides revenue cycle and luxury facilities management services.

The Company is headquartered in Houston, Texas, and its common stock trades on the OTCQB under the symbol "UGHS".

For additional information, please contact:

Donald Sapaugh
President
University General Health System, Inc.
(713) 375-7557
dsapaugh@ughs.net

or

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc., Investor Relations
(800) 377-9893
info@rjfalkner.com